UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 13, 2005
HOME PRODUCTS INTERNATIONAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-17237	36-4147027

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
4501 West 47th Street
Chicago, IL 60632

(Address of principal executive offices) (Zip Code)
(773) 890-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 13, 2005, the Company received final approval and confirmation of the effectiveness and execution of a real property lease (the “Lease”) with LaSalle National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated June 26, 1997 and known as Trust Number 123103-06 (the “Landlord”) for approximately 205,077 square feet of warehouse space at the “Midway Business Center” located at 5501 and 5455 Archer Avenue — Unit A, and 5350 S. Cicero Avenue, Chicago IL 60638 (the “Premises”). The initial term of the Lease is retroactively effective as of August 1, 2005 and extends for a period of ten years (the “Initial Term”). The Company shall have three five-year renewal options beginning at the end of the Initial Term. The Company’s monthly base rental payments for the Premises during the Initial Term will range from approximately $52,000 to $63,000 per month. In addition to the base rent, the Company will also pay its proportionate share of all real-estate tax increases and increases in property insurance premiums. The Company may exercise its renewal option at the rate of 102% of the final Lease year’s base rent. Rent during such option term shall escalate yearly at a rate of 2% above the previous year’s base rate. The Company shall have the right of first refusal on all other available space in the “Midway Business Center” for the duration of the term of the Lease, provided certain conditions set forth in the Lease are met.
     Other than the Lease described herein, the Landlord has not engaged in any reportable transactions with the Company (or any of its subsidiaries) and it is not a party to any currently proposed transactions with the Company.
     The foregoing summary is a description of certain terms of the Lease and is qualified in its entirety by the text of the Lease attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not Applicable

(c)	Exhibits

Exhibit No.	Exhibit
10.1	Lease, entered into as of September 13, 2005, by and between LaSalle National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated June 26, 1997 and known as Trust Number 123103-06 and Home Products International, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 16, 2005
HOME PRODUCTS INTERNATIONAL, INC.
(Registrant)

By:	/s/ Donald J. Hotz

Name:	Donald J. Hotz
Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Exhibit
10.1	Lease, entered into as of September 13, 2005, by and between LaSalle National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated June 26, 1997 and known as Trust Number 123103-06 and Home Products International, Inc.